Exhibit 3.2

SECOND AMENDED AND RESTATED CODE OF REGULATIONS

OF

SPARTON CORPORATION

ARTICLE I

OFFICES

SECTION 1.1.    Registered Office; Other Offices. The registered office of Sparton Corporation (the “Corporation”) in the State of Ohio shall be in the city of Columbus, Ohio, and the name of its registered agent shall be CT Corporation System. The Corporation may have such other offices, either within or outside of the State of Ohio, as the business of the Corporation may require from time to time.

ARTICLE II

MEETINGS OF SHAREHOLDERS

SECTION 2.1.    Annual Meeting. An annual meeting of the shareholders shall be held on such date as may be determined by resolution of the board of directors of the Corporation (the “Board of Directors”); provided, however, that if in any year such date is a legal holiday, such meeting shall be held on the next succeeding business day. At each annual meeting, the shareholders shall elect directors to hold office for the term provided in Section 3.1 of this Code of Regulations.

SECTION 2.2.    Special Meeting. A special meeting of the shareholders may be called by the Board of Directors or by such officers or persons as the Board of Directors may designate.

SECTION 2.3.    Place of Shareholder Meetings. The Board of Directors may designate any place, either within or without the State of Ohio, as the place of meeting for any annual meeting or for any special meeting. If no such place is designated by the Board of Directors, the place of meeting will be the principal business office of the Corporation.

SECTION 2.4.    Notice of Meeting. Unless waived as herein provided, whenever shareholders are required or permitted to take any action at a meeting, written notice of the meeting shall be given stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such written notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at the meeting or in the event of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of all or substantially all of the Corporation’s property, business or assets not less than twenty (20) days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at the shareholder’s address as it appears on the records of the

Corporation. When a meeting is adjourned to another time or place in accordance with Section 2.5 of this Code of Regulations, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting in which the adjournment is taken. At the adjourned meeting the Corporation may conduct any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

SECTION 2.5.    Quorum and Adjourned Meetings. Unless otherwise provided by law or the Corporation’s Articles of Incorporation, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the shares entitled to vote at a meeting of shareholders is present in person or represented by proxy at such meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The shareholders present at a meeting may continue to transact business until adjournment, notwithstanding the withdrawal of such number of shareholders as may leave less than a quorum.

SECTION 2.6.    Fixing of Record Date.

(a)    For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)    For the purpose of determining shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is established by the Board of Directors, and which date shall not be more than ten (10) days after the date on which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Ohio, its principal office, or an officer or agent of the Corporation having custody of the book in which the proceedings of meetings of shareholders are recorded. Delivery to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining shareholders’ consent to corporate action in writing without a meeting shall be the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)    For the purpose of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix the record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining the shareholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 2.7.    Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

SECTION 2.8.    Voting. Unless otherwise provided by the Corporation’s Articles of Incorporation, each shareholder shall be entitled to one vote for each share of capital stock held by each shareholder. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Directors shall be elected by plurality of the votes of the shares present in person or represented by a proxy at the meeting entitled to vote on the election of directors.

SECTION 2.9.    Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may remain irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

SECTION 2.10.    Ratification of Acts of Directors and Officers. Except as otherwise provided by law or by the Articles of Incorporation of the Corporation, any transaction or contract or act of the Corporation or of the directors or the officers of the Corporation may be ratified by the affirmative vote of the holders of the number of shares which would have been necessary to approve such transaction, contract or act at a meeting of shareholders, or by the written consent of shareholders in lieu of a meeting.

SECTION 2.11.    Informal Action of Shareholders. Any action required to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate with any governmental body if such action had been voted on by shareholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required by law concerning any vote of shareholders, that written consent had been given in accordance with the provisions of Section 1701.54 of the Ohio General Corporation Law, and that written notice has been given as provided in such section.

SECTION 2.12.    Organization. Such person as the Board of Directors may designate or, in the absence of such a designation, the President of the Corporation, if there shall be one, or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the shareholders and act as chairman of such meeting. In the absence of the secretary of the Corporation, the chairman of the meeting shall appoint a person to serve as secretary at the meeting.

ARTICLE III

DIRECTORS

SECTION 3.1.    Number and Tenure of Directors. The Board of Directors of the Corporation shall consist of no less than one (1) and no more than eight (8) directors at any time, which number may be determined by the Board of Directors from time to time. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3.9 of this Code of Regulations. Each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation.

SECTION 3.2.     Election of Directors. Directors shall be elected at the annual meeting of shareholders. In all elections for directors, every shareholder entitled to vote shall have the right to vote the number of shares owned by such shareholder for each director to be elected, unless otherwise provided in the Articles of Incorporation, as the same may be from time to time amended.

SECTION 3.3.     Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and in such place as shall from time to time be determined by the Board of Directors.

SECTION 3.4.     Annual Meetings. The first meeting of each newly elected Board of Directors shall be held immediately following each annual meeting of the shareholders, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided that a quorum shall be present. In the event that such meeting is not held immediately following an annual meeting of the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver of notice signed by all of the directors.

SECTION 3.5.     Special Meetings. Special meetings of the Board of Directors may be called by or at the request of at least one-half of the number of directors constituting the whole Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Ohio, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 3.6.     Notice of Special Meetings of the Board of Directors. Notice of any special meeting of the Board of Directors shall be given at least two (2) days previous thereto by written notice to each director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with first-class postage thereon prepaid. If sent by any other means (including electronic mail, facsimile, courier, or express mail, etc.), such notice shall be deemed to be delivered when actually delivered to the home or business address of the director.

SECTION 3.7.     Quorum. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business. If less than a majority of the directors are present at a meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 3.8.     Voting. The vote of the majority of the total number of directors then in office shall be the act of the Board of Directors, unless the Ohio General Corporation Law or the Corporation’s Articles of Incorporation requires a vote of a greater number.

SECTION 3.9.     Vacancies. Vacancies in the Board of Directors shall be filled by an election either at an annual meeting or at a special meeting of the shareholders called for that purpose. Any directors elected by the shareholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected.

SECTION 3.10.    Removal of Directors. A director, or the entire Board of Directors, may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

SECTION 3.11.    Informal Action of Directors. Unless otherwise restricted by the Articles of Incorporation of the Corporation or this Code of Regulations, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 3.12.    Participation by Conference Telephone. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors, or any committee thereof, by means of conference telephone or similar communications equipment as long as all persons participating in the meeting can speak with and hear each other, and participation by a director pursuant to this Section 3.12 shall constitute presence in person at such meeting.

ARTICLE IV

WAIVER OF NOTICE

SECTION 4.1.    Written Waiver of Notice. A written waiver of any required notice, signed by the person entitled to notice, whether before or after the date stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of shareholders, directors or members of a committee of directors need be specified in any written waiver of notice.

SECTION 4.2.    Attendance as Waiver of Notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, and objects at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

COMMITTEES

SECTION 5.1.    General Provisions. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member at any meeting of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint any alternate member of such committee to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

ARTICLE VI

OFFICERS

SECTION 6.1.    General Provisions. The officers of the Corporation shall be elected by the Board of Directors and may consist of a president, any number of vice presidents, a secretary, any number of assistant secretaries, a treasurer, any number of assistant treasurers, any number of managing directors, and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable. The officers elected by the Board of Directors shall have such duties as are hereafter described and such additional duties as the Board of Directors may from time to time prescribe.

SECTION 6.2.    Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the shareholders (or action by written consent of shareholders in lieu of an annual meeting of shareholders). If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. New offices of the Corporation may be created and filled and vacancies in offices may be filled at any time, at a meeting or by the written consent of the Board of Directors. Unless removed pursuant to Section 6.3 of this Code of Regulations, each officer shall hold office until his successor has been duly elected and qualified, or until his earlier death or resignation. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 6.3.    Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person(s) so removed.

SECTION 6.4.    The President. The President, if there shall be one, shall have the active management of the business of the Corporation. In general, the President shall perform all duties incident to the office of president and such other duties as the Board of Directors may from time to time prescribe.

SECTION 6.5.    The Vice President. In the absence of the President, or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Executive Vice President and then the other Vice President or Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 6.6.    The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings thereof in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the Corporation, if any, and the Secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

SECTION 6.7.    The Treasurer. The Treasurer, if there shall be one, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President, if there shall be one, and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

SECTION 6.8.    Delegation of Duties of Officers. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties, or any of such powers or duties, of any officers or officer to any other officer or to any director.

SECTION 6.9.    Compensation. The Board of Directors shall have the authority to establish reasonable compensation of all officers for services to the Corporation.

ARTICLE VII

CERTIFICATES FOR SHARES

SECTION 7.1.    Certificates of Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the President or Vice President, and by the Secretary or Treasurer of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile.

SECTION 7.2.    Signatures of Former Officer, Transfer Agent or Registrar. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent or registrar at the date of issue.

SECTION 7.3.    Transfer of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of certificate for such shares. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat a registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise have and exercise all of the right and powers of an owner of shares. No transfer of stock shall be valid as against the Corporation for any purposes until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

SECTION 7.4.    Lost, Destroyed or Stolen Certificates. Whenever a certificate representing shares of the Corporation has been lost, destroyed or stolen, the holder thereof may file in the office of the Corporation an affidavit setting forth, to the best of his knowledge and belief, the time, place, and circumstance of such loss, destruction or theft together with a statement of indemnity sufficient in the opinion of the Board of Directors to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. Thereupon, the Corporation shall issue to such person or such person’s legal representative a new certificate or a duplicate of the certificate alleged to have been lost, destroyed or stolen. In the exercise of its discretion, the Board of Directors may waive the indemnification requirements provided herein.

ARTICLE VIII

DIVIDENDS

SECTION 8.1.    Dividends. The Board of Directors of the Corporation may declare and pay dividends upon the shares of the Corporation’s capital stock in any form determined by the Board of Directors, in the manner and upon the terms and conditions provided by law.

ARTICLE IX

CONRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 9.1.    Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 9.2.    Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 9.3.    Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 9.4.    Deposits. The funds of the Corporation may be deposited or invested in such bank account, in such investments or with such other depositaries as determined by the Board of Directors.

ARTICLE X

AMENDMENTS

SECTION 10.1.    Amendments. This Code of Regulations may be adopted, amended or repealed by the Corporation’s Board of Directors and or shareholders; provided that no amendment made by the shareholders may be amended or repealed by the Corporation’s Board of Directors without shareholder approval.

ARTICLE XI

INDEMNIFICATION

SECTION 11.1.    Indemnification. The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action by or in the right of the Corporation), by reason of the fact that such person is or was a director or an officer of the Corporation (and the Corporation, in the sole discretion of the Board of Directors, may so indemnify a person by reason of the fact that such person is or was an employee of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against any and all costs, expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages and liabilities actually and reasonably incurred by such person in respect thereof; provided, however, that the Corporation shall not be obligated to indemnify any such person with respect to proceedings, claims or actions initiated or brought voluntarily by such person and not by way of defense or brought against such person in response to a proceeding, claim or action by such person against the Corporation. Requests for indemnification pursuant to this section shall be made in writing to the Corporation. Such indemnification is not exclusive of any other right to indemnification provided by law, agreement or otherwise. The right to indemnification arising under this section shall not be eliminated or impaired by an amendment to this section after the occurrence of the act or omission that is the subject of civil, criminal, administrative or investigative action, suit or proceeding for which indemnification is sought. Expenses (including attorneys’ fees) incurred by a person who is or was a director or an officer of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding for which such person may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized under this section.

SECTION 11.2.    Determination of Right to Indemnification. Unless otherwise provided by the Corporation’s Articles of Incorporation, this Code of Regulations, or a written agreement between the Corporation and the director, officer or other person, the determination as to the right to indemnification shall be made by a majority vote of the directors not at the time parties to the same or related proceedings, even though less than a quorum, or by the shareholders.

SECTION 11.3.    Primacy of Indemnification; Subrogation; Insurance. The Corporation and its subsidiaries shall be the indemnitors of first resort (i.e., their obligations to provide indemnification and/or advance expenses to any individual serving as a director, manager or officer of the Corporation or any of its subsidiaries (each, an “Indemnitee” and collectively, the “Indemnitees”) under their respective organizational documents and/or any agreement with an Indemnitee are primary, and any obligation of Cerberus Capital Management, L.P. (“Cerberus Management”), any of its affiliates or any fund, trust, collective pool, vehicle or entity that is advised or managed by Cerberus Management or an affiliate of Cerberus Management, including, but not limited to, Cerberus Institutional Partners VI, L.P. (collectively, the “Fund Entities”; provided, however, that the “Fund Entities” shall not include the Corporation or any subsidiary thereof) to provide indemnification and/or advance expenses for the same liabilities or expenses incurred by an Indemnitee are secondary). The Corporation and its subsidiaries shall be required to provide indemnification and advance expenses to the fullest extent required by the terms of the applicable organizational documents and/or any agreement between the Corporation or any subsidiary and an Indemnitee without regard to any rights Indemnitee may have against the Fund Entities. Each of the Corporation and its subsidiaries irrevocably waives, relinquishes and releases the Fund Entities from any and all claims against the Fund Entities for contribution, subrogation or any other recovery of any kind in respect thereof. No payment or advancement by the Fund Entities on behalf of an Indemnitee with respect to any claim for which an Indemnitee has sought or may seek indemnification from the Corporation or any of its subsidiaries shall affect the foregoing, and the Fund Entities shall have a right of contribution and/or to be subrogated to the extent of such payment or advancement by a Fund Entity to all of the rights of recovery an Indemnitee may have against the Corporation or any of its subsidiaries under the applicable organizational documents and/or any agreement between the Corporation or any of its subsidiary and an Indemnitee. All Fund Entities are express intended third party beneficiaries of this Section 11.3. The Corporation shall cause each of its direct or indirect subsidiaries, whether held as of the date hereof or acquired or created hereafter, to be bound by substantially similar terms and conditions to those in this Section 11.3. The Corporation and its subsidiaries shall use their best efforts to cause their insurance providers, if any, to satisfy any claims against the Indemnitees arising out of their service as officers, directors, managers, employees and/or fiduciaries of the Corporation and its subsidiaries to the fullest extent of the coverage provided, notwithstanding any other indemnities or insurance available to any Indemnitee from any Fund Entity. Any repeal or modification of this Section 11.3 shall not adversely affect any rights of any Indemnitee or Fund Entity pursuant to this Section 11.3, in each case, existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

Date of Adoption: March 4, 2019